For further information:
At the Company                                       In Chicago
Steve Russell, Chairman, or Paul Will, CFO           Karl Plath or Brien Gately
317-972-7000                                         847-296-4200

                   CELADON GROUP REPORTS MARCH QUARTER RESULTS


INDIANAPOLIS,  IN  -  April  19,  2004  (BUSINESS  WIRE)-  Celadon  Group,  Inc.
(NASDAQ-CLDN) today reported its financial and operating results for the three and nine months ended March 31, 2004, the third fiscal quarter of the Company's fiscal year ending June 30, 2004.

For the quarter, operating revenue increased 8.9%, to $98.8 million from $90.7 million for the same quarter last year. Net income increased 180.0%, to $1.4 million from $0.5 million for the same quarter last year. Diluted earnings per share improved to $0.17 from $0.06.

For the nine months, revenue increased 6.0%, to $291.6 million from $275.1 million in the same period last year. Each of the nine month periods included an expense item the Company considers to be unusual that had been previously announced. During the most recent nine month period, the Company recognized a $6.9 million or $0.86 per diluted share non-cash, after-tax impairment charge relating to used trailers. In the prior year's period, the Company recognized a $550,000 or $0.06 per diluted share after-tax charge in connection with re-financing outstanding debt. Net loss, including the impairment charge, was $2.6 million, or $0.34 per diluted share, compared with net income, including the refinancing charge, of $2.4 million, or $0.30 per diluted share, for the same period last year.

Chairman and CEO Steve Russell commented on the quarter: "We were pleased with the results of the quarter. A strong freight environment and disciplined execution of our strategic plan more than offset a severe winter, high fuel prices, and heightened competition for drivers. Our strategy of improving our freight mix by replacing lower yielding freight with more profitable freight, diversifying our customer base, successfully integrating acquired operations, upgrading our equipment fleet, and emphasizing discipline in all aspects of our operations continued to generate improvements compared with the same quarter last fiscal year including:

     o Average revenue per tractor per week, our main measure of asset productivity, improved 7.4%, to $2,696, as a result of higher rates per mile and miles per tractor.

     o Average revenue per loaded mile increased 4.5%, to $1.332, and average revenue per total mile improved 4.6%, to $1.232, as a result of higher freight rates and a lower percentage of non-revenue miles.

     o Average miles per tractor per week improved 2.7%, to 2,188, as a result of improved operational discipline and increased freight demand.

     o We continued to diversify our customer base by reducing our reliance on automotive freight and increasing our revenue from consumer non-durables.

     o The average age of our tractor fleet decreased to 2.3 years at March 31, 2004, from 2.75 years at March 31, 2003, contributing to lower maintenance costs (and better fuel mileage).

The new federal hours of service regulations that became effective January 4, 2004, had a minimal impact on the quarter. Our average length of haul and low percentage of loads with in-transit stops caused the new rules to impact our operations less than some other carriers. Through advanced preparation with our customers, we were able to negotiate compensation for those loads that unduly affected the productivity of our drivers and equipment. Although truckload carriers may face greater challenges from the hours of service rules as freight levels increase seasonally, we believe Celadon is well-positioned to continue to offer high-quality service while improving our productivity.

TruckersB2B continued to contribute nicely to our results. For the quarter, Truckers B2B generated revenue of $1.6 million and operating income of $0.3 million compared with revenue of $1.4 million and operating income of $0.2 million for the same quarter last year. Revenue reflects fees and rebates only, not the value of the goods and services related to these transactions.

During the quarter, we reduced balance sheet debt through a combination of cash flow and financing new tractors and trailers under operating leases. At March 31, 2004, total borrowings and capital lease obligations, including current maturities, were $50.5 million, compared with $53.2 million at December 31, 2003. During the quarter, we accepted delivery of 242 new tractors and 250 new trailers and disposed of 258 and 685 older units, respectively. As we continue our fleet upgrade, we expect the average age of our tractor fleet to be approximately 2.0 years at June 30, 2004, compared with 2.7 years at June 30, 2003.

The strength of our operating performance more than offset the effects of a spike in the exchange rate of the Canadian dollar, which affects us because we pay approximately 450 employees and owner-operators in that currency. During the quarter, we bought call options on that currency to minimize further risk. We estimate that the difference in exchange rates negatively impacted our earnings by $.07 per share compared with the same quarter last year. Even with this item, the improvement in our operating performance is apparent. Overall, our pretax margin improved 250 basis points, and excluding this item, pretax margin would have improved 380 basis points.

Looking forward, we expect to continue with our plan of using operational discipline to drive improved financial results. Based on the freight environment during the first half of April, available economic data, and the efforts of our sales force on the street, we expect freight rates to continue to increase and freight demand to support strong equipment utilization for at least the next year. High fuel prices and driver availability are the two main areas of risk we foresee. Competition for drivers has become intense, and could affect productivity. However, the driver pay increase we implemented in January and our new tractor program have actually improved our percentage of trucks with drivers at March 31 compared with the same time last year, giving us reason for optimism. We do not anticipate further compensation increases for drivers at this time, but if an increase is required, we expect it to be covered by higher freight rates. Based on our assumptions of strong freight demand, fuel prices at current levels, no material increase in unmanned tractors, and continuation of our fleets upgrade, we expect additional opportunities for improvement in our financial results.

                           Conference Call Information

An investor conference call is scheduled for Tuesday, April 20, 2004, at 11:00 a.m. (Eastern). Steve Russell and other members of management will discuss the results of the quarter. To listen and participate in a questions-and-answers exchange, simply dial (201) 689-8359 at least five minutes prior to the start time. Otherwise, you may listen to the call via website: www.viavid.net/detailpage.aspx?sid=00001B1D

Celadon Group, Inc. is a truckload carrier headquartered in Indianapolis that operates in the U.S., Canada and Mexico. Celadon is also the majority owner of TruckersB2B, Inc., which is a provider of cost benefits to more than 16,000 member fleets. Please visit the company's websites at: www.celadongroup.com and www.truckersb2b.com.

The discussion set forth above as well as oral statements made by officers of the company relating thereto, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such comments are based upon information currently available to management and management's perception thereof as of the date of this press release. Actual results of the company's operations could materially differ from those forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, potential adverse affects of regulation; changes in competition and the effects of such changes; increased competition; change in fuel prices; changes in economic, political or regulatory environments; changes in the availability of a stable labor force; ability of the company to hire drivers meeting company standards; changes in management strategies; environmental or tax matters; and risks described from time to time in reports filed by the company with the Securities and Exchange Commission. Readers should take these factors into account in evaluating any such forward-looking statements.


                                - tables follow -

                           Consolidated Balance Sheets
                    (Dollars in thousands, except par value)

                                                                                     March 31,         June 30,
                                                                                       2004              2003
                                                                                       ----              ----
     A S S E T S                                                                    (unaudited)
Current assets:
    Cash and cash equivalents...........................................              $  1,533          $  1,088
    Trade receivables, net of allowance for doubtful accounts of
        $1,235 and $1,065 at March 31 and June 30, 2003, respectively...                48,466            44,182
    Drivers advances and other receivables..............................                 3,632             3,432
    Prepaid expenses and other current assets...........................                 6,564             7,101
    Tires in service....................................................                 4,771             4,714
    Income tax receivable...............................................                   350               ---
    Deferred income taxes...............................................                 5,968             2,296
                                                                                      --------          --------
        Total current assets............................................                71,284            62,813
Property and equipment, at cost.........................................               115,252           129,319
    Less accumulated depreciation and amortization                                      45,668            52,352
                                                                                      --------          --------
        Net property and equipment......................................                69,584            76,967
Tires in service........................................................                 2,036             2,207
Goodwill ...............................................................                16,702            16,702
Other assets............................................................                 2,763             3,384
                                                                                      --------          --------
        Total assets....................................................              $162,369          $162,073
                                                                                      ========          ========
L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y

Current liabilities:
    Accounts payable....................................................              $  7,877          $  4,204
    Accrued salaries and benefits.......................................                 7,869             6,748
    Accrued insurance and claims........................................                 5,801             5,163
    Accrued owner-operator expense......................................                 2,552             2,728
    Accrued fuel expense................................................                 2,791             3,138
    Other accrued expenses..............................................                13,772            11,074
    Current maturities of long-term debt................................                 6,101             6,156
    Current maturities of capital lease obligations.....................                 9,947            14,960
    Income tax payable..................................................                   ---               299
                                                                                      --------          --------
        Total current liabilities.......................................                56,710            54,470
Long-term debt, net of current maturities...............................                26,664            26,406
Capital lease obligations, net of current maturities....................                 7,801            13,272
Deferred income taxes...................................................                16,162            10,648
Minority interest.......................................................                    25                25
Stockholders' equity:
    Preferred stock, $1.00 par value, authorized 179,985 shares; no
        shares issued and outstanding...................................                   ---               ---
    Common stock, $0.033 par value, authorized 12,000,000 shares; issued
        7,810,836 and 7,789,764 shares at March 31, 2004 and June 30, 2003                 257               257
    Additional paid-in capital..........................................                60,405            60,092
    Retained deficit....................................................                 (3,404)            (761)
    Accumulated other comprehensive loss................................                 (2,251)          (1,947)
    Treasury stock, at cost, 96,001 shares at June 30, 2003.............                   ---              (389)
                                                                                      --------          --------
        Total stockholders' equity......................................                55,007            57,252
                                                                                      --------          --------
        Total liabilities and stockholders' equity......................              $162,369          $162,073
                                                                                      ========          ========

                            Key Operating Statistics

                                                                     For the three months ended        For the three months ended
                                                                           March 31, 2004                     March 31, 2003
Operating Statistics (U.S./Canada Truckload)
     Average revenue per loaded mile(*)....................                    $1.332                           $1.275
     Average revenue per total mile(*).....................                    $1.232                           $1.178
     Average revenue per tractor per week(*)...............                    $2,696                           $2,510
     Average miles per tractor per week ...................                     2,188                            2,131
     Average line-haul tractors............................                     2,289                            2,182
     Tractors at end of period(**).........................                     2,798                            2,559
     Trailers at end of period(**).........................                     7,498                            7,139
     Operating Ratio(***)..................................                     96.0%                            97.8%
     *    Excludes fuel surcharge
     **   Total Company Fleet, including tractors supplied by owner-operators and the equipment of our Mexican subsidiary.
     ***  Operating expenses as a percentage of operating revenue.

                         CONSOLIDATED INCOME STATEMENTS
                    (in thousands, except per share amounts)

                                                                                  For the three             For the nine
                                                                                  months ended              months ended
                                                                                    March 31,                 March 31,
                                                                                2004         2003           2004         2003
                                                                              -------       -------       --------     --------
Operating revenue..................................................           $98,822       $90,686       $291,610     $275,073

Operating expenses:
         Salaries, wages and employee benefits.....................            30,540        27,474         91,205       83,814
         Fuel......................................................            15,083        13,604         41,014       35,692
         Operations and maintenance................................             7,990         7,928         24,211       23,710
         Insurance and claims......................................             4,269         3,361         11,877        9,962
         Depreciation, amortization and impairment charge(1).......             3,982         3,768         21,234       10,353
         Revenue equipment rentals.................................             8,227         5,940         22,002       17,987
         Purchased transportation..................................            18,424        20,514         57,773       65,348
         Costs of products and services sold.......................               985           812          4,109        3,342
         Professional and consulting fees..........................               708           736          1,778        1,870
         Communications and utilities..............................             1,070         1,068          3,159        3,069
         Operating taxes and licenses..............................             1,985         1,759          6,005        5,638
         General and other operating...............................             1,650         1,706          5,191        5,184
                                                                              -------       -------       --------     --------
              Total operating expenses.............................            94,913        88,670        289,558      265,969

Operating income (loss)............................................             3,909         2,016          2,052        9,104

Other (income) expense:
         Interest income...........................................                (7)          (29)           (32)         (67)
         Interest expense(2).......................................               886         1,211          3,047        5,147
         Other (income) expense, net...............................               195            40            235          (25)
                                                                              -------       -------       --------     --------
Income (loss) before income taxes..................................             2,835           794         (1,198)       4,049
   Income tax expense (benefit)....................................             1,464           340          1,445        1,676
                                                                              -------       -------       --------     --------
Net income (loss)..................................................            $1,371          $454        $(2,643)      $2,373
                                                                              =======       =======       =========    ========
Earnings (loss) per common share:
         Diluted earnings (loss) per share.........................             $0.17         $0.06         $(0.34)       $0.30
         Basic earnings (loss) per share...........................             $0.18         $0.06         $(0.34)       $0.31

Weighted average number of common shares outstanding:
         Diluted...................................................             8,248         8,018          7,760        8,049
         Basic.....................................................             7,788         7,693          7,760        7,687

1)       Includes a $9.8 million pre-tax impairment charge on trailers in the three months ended September 30, 2003.
2)       Includes a $914 thousand pre-tax write-off of unamortized loan origination costs for refinancing the Company's line of credit in the three months ended September 30, 2002.